                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Company Contact:                                 Investor Contact:
Gary J. Dailey                                   Integrated Corporate Relations
Chief Financial Officer                          David Griffith/James Palczynski
EVERLAST WORLDWIDE INC.                          203-682-8200
212-239-0990

          EVERLAST WORLDWIDE INC. REPORTS RECORD THIRD QUARTER RESULTS

         -- Third Quarter Net Revenues Increases 27% to $13.4 million --

       -- Third Quarter Operating Income Increases 29% to $2.2 million --

  --Third Quarter EPS Increases to $0.25, prior to $0.09 of Option and Warrant
     Expense, Versus Year-Ago Level of $0.16, from Continuing Operations --

      -- Company Updates FY06 EPS Guidance, Comments on FY07 EPS Guidance--

NEW YORK,  New York,  November 2, 2006 -  Everlast(R)  Worldwide  Inc.  (Nasdaq:
EVST), manufacturer,  marketer and licensor of sporting goods, apparel, footwear and other  active  lifestyle  products  under the  Everlast  brand  name,  today announced  its financial  results for its fiscal third  quarter and  nine-months ended September 30, 2006.

For the third quarter ended  September 30, 2006,  net revenues  increased 27% to
$13.4  million,  as  compared to $10.6  million in the same period in 2005.  Net licensing revenues for the third quarter of 2006 were $3.0 million,  as compared to $2.8  million in the same  period a year ago. As was  announced  in the first quarter,  licensing revenues have been impacted by the Company's decision not to renew  its  previous  footwear  license  as well  as an  increase  in  licensing commissions  resulting from the litigation settlement which requires the Company to pay commissions to a former agent of Everlast during 2006.  These two factors negatively  impacted  licensing  revenues in the second quarter by approximately
$425,000. Revenues from sporting goods for the third quarter were $10.5 million, a record,  as compared to $7.8 million in 2005, an increase of 35%. The increase was the  result of organic  growth,  driven by new  products,  new  channels  of distribution  and  strong  consumer  awareness  of our  brand as a result of the airing of Season 2 of The Contender, which premiered July 18, 2006.

Gross margin for the quarter improved to 42.7%, compared with 42.0% in the third quarter a year ago. The higher gross profit  margin was achieved  from  improved margins on sporting goods  equipment due to some  operational  efficiencies  and product cost reductions.

The Company  achieved a record 29% increase in operating  income from continuing operations  to $2.2  million,  versus the year-ago  level of $1.7  million.  The increase in operating  income  resulted from improved gross  margins.  Operating expenses,  as a percentage of net revenues,  remained flat, at approximately 26%
of net revenues as the Company  incurred and  anticipated  higher  marketing and advertising costs associated with Season 2 of The Contender.

Adjusted earnings per diluted share,  excluding the $0.03 effects of stock based compensation, and $0.06 effects of warrant issuance costs, for the third quarter of fiscal  2006 was $0.25 per  diluted  share,  as compared to a net income from continuing operations of $0.16 per diluted share, in the 2005 comparable period.
The  Company  believes  that  this is a more  appropriate  comparison  as  stock compensation  and warrant costs were not included in the third quarter  year-ago calculation.

Seth Horowitz,  Chairman,  President and Chief  Executive of Everlast  Worldwide
Inc.,  said "We are thrilled to be able to report record results from continuing operations this quarter.  Everlast clearly has a tremendous  amount of momentum, and we feel very good about the overall  direction  of the brand.  We're  seeing growth across all aspects of our business, starting with our base sporting goods segment.  Participation  continues to rise in boxing and mixed martial arts, and
Everlast is uniquely  positioned  to benefit  from the trend.  We're  constantly adding  innovation  to our  sporting  goods and working  with our  licensees  to capitalize on the strength of the Everlast brand. "

     Mr. Horowitz continued, "the Company is reiterating the following financial guidance for fiscal year 2006,  although  results are expected to be towards the high end of the following ranges:

     o    Net revenues ranging between $46 to $48.5  million

     o    EBITDA  (excluding  the effects of  non-cash  equity  awards)  ranging between $8.7 to $9.3 million

     o    Diluted  earnings  per share  (excluding  the  effects of  stock-based compensation expense) between $0.68 and $0.73."

     "We are also introducing guidance for 2007, as follows:

     o    Net revenues ranging between $53 to $55 million

     o    EBITDA  (excluding  the effects of  non-cash  equity  awards)  ranging between $10.4 to $10.8 million

     o    Diluted earnings per share between $0.93 and $0.98, which excludes the impact of about $0.20 per share in stock based compensation expenses."

     The Company will be conducting a conference call today to discuss its third quarter  2006  results  of  operations  and  financial  condition  by  hosting a conference call at 4:30 p.m. Eastern Time.  Parties  interested in participating in the  conference  call may  dial-in  at (800)  289-0726,  while  international callers may dial-in at (913)  981-5545.  The conference call will be webcast and can be accessed at  www.viavid.net.  A recording of the conference  call will be available  until  November 16, 2006 by dialing (888)  203-1112 or (719) 457-0820 for international callers, and entering the passcode of 2704176.

ABOUT EVERLAST WORLDWIDE INC.
Everlast  Worldwide  Inc.  manufactures,  markets and licenses  sporting  goods, apparel,  footwear and other active lifestyle  products under the Everlast brand name. Since 1910,  Everlast has been the preeminent brand in the world of boxing and is among the most dominant brands in the overall  sporting goods and apparel industries. Over the past 96 years, Everlast products have become the "Choice of
Champions(TM)", having been used for training and professional fights by many of the biggest  names in the sport.  Everlast is the market leader in nearly all of its product  categories,  responsible  for  leading  eight of the top ten boxing equipment  products  in sales.  In  addition  to  producing  and  marketing  the equipment  and  accessories,  Everlast  Worldwide  Inc.  licenses  its  brand to providers  of men's and women's  sportswear  and active wear,  children's  wear, footwear,  watches,  cardiovascular  exercise  equipment,  nutritional foods and gym/duffel  bags to name just a few  categories.  The  company's Web site can be found at HTTP://WWW.EVERLAST.COM.

         Statements  made in this Press  Release  that are  estimates of past or future performance are based on a number of factors,  some of which are outside of the Company's control. Statements made in this Press Release that state the  intentions,  beliefs,  expectations  or  predictions of
         Everlast  Worldwide,  Inc.  and  its  management  for  the  future  are forward-looking statements. It is important to note that actual results could differ  materially from those  projected in such  forward-looking statements.  Information  concerning  factors  that could cause  actual results to differ materially from those in  forward-looking  statements is contained  from time to time in filings of Everlast  Worldwide  with the U.S.  Securities and Exchange  Commission.  Copies of these filings may be obtained by contacting Everlast Worldwide or the SEC.

                                      # # #

                                 (Tables Follow)

                                               EVERLAST WORLDWIDE INC. & SUBSIDIARIES
                                                CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                    Three Months Ended                     Nine Months Ended
                                                                        September 30,                         September 30,
                                                              -------------------------------       -------------------------------
                                                                  2006               2005               2006               2005
                                                                  ----               ----               ----               ----
                                                               (Unaudited)        (Unaudited)        (Unaudited)        (Unaudited)

Net sales                                                     $ 10,450,000       $  7,753,000       $ 24,215,000       $ 20,290,000
Net license revenues                                             2,964,000          2,807,000          9,006,000          8,845,000
                                                              ------------       ------------       ------------       ------------
Net revenues                                                    13,414,000         10,560,000         33,221,000         29,135,000
                                                              ------------       ------------       ------------       ------------

Cost of goods sold                                               7,691,000          6,125,000         18,560,000         16,345,000
                                                              ------------       ------------       ------------       ------------
Gross profit                                                     5,723,000          4,435,000         14,661,000         12,790,000

Operating expenses:
   Selling and shipping                                          1,848,000          1,086,000          4,734,000         3,443,0008
   General and administrative                                    1,353,000          1,444,000          4,166,000          4,711,000
   Restructuring and non-recurring charges                            --                 --                 --              273,000
   Stock-based compensation and costs in
   connection with warrant issuance, net                           357,000               --              576,000            182,000
   Amortization                                                       --              228,000               --              684,000
                                                              ------------       ------------       ------------       ------------
                                                                 3,558,000          2,758,000          9,476,000          9,293,000
                                                              ------------       ------------       ------------       ------------

Income from continuing operations                                2,165,000          1,677,000          5,185,000          3,497,000
                                                              ------------       ------------       ------------       ------------

Other income (expense):
   Gain on early extinguishment of preferred                          --
   stock and prepayment of notes payable, net                         --                 --            2,032,000               --
   Interest expense and financing costs                           (893,000)          (554,000)        (2,382,000)        (1,631,000)
   Investment income                                                 4,000              6,000             11,000             17,000
                                                              ------------       ------------       ------------       ------------
                                                                  (889,000)          (548,000)          (339,000)        (1,614,000)
                                                              ------------       ------------       ------------       ------------

Income before provision for income  taxes from
continuing operations                                            1,276,000          1,129,000          4,846,000          1,883,000

Provision  for income taxes                                        587,000            456,000          1,271,000            678,000
                                                              ------------       ------------       ------------       ------------

Net income from continuing operations                         $    689,000       $    673,000       $  3,575,000       $  1,205,000

Loss from discontinued components, net of tax                         --             (498,000)              --           (1,720,000)
                                                              ------------       ------------       ------------       ------------

Net income (loss) available to common stockholders            $    689,000       $    175,000       $  3,575,000       ($   515,000)
                                                              ============       ============       ============       ============
Basic weighted average common shares outstanding                 3,912,216          3,385,858          3,804,488          3,282,294
                                                              ============       ============       ============       ============
Diluted weighted average common shares outstanding               4,179,959          4,114,563          4,115,573          3,848,282
                                                              ============       ============       ============       ============
Basic earnings  per share from continuing operations          $       0.18       $       0.20       $       0.94       $       0.37
                                                              ============       ============       ============       ============
Diluted earnings per share from continuing operations         $       0.16       $       0.16       $       0.87       $       0.31
                                                              ============       ============       ============       ============
Basic loss per share from discontinued component                      --         ($      0.15)              --         ($      0.52)
                                                              ============       ============       ============       ============
Diluted loss per share from discontinued component                    --         ($      0.12)              --         ($      0.45)
                                                              ============       ============       ============       ============
Net basic earnings (loss) per share                           $       0.18       $       0.05       $       0.94       ($      0.15)
                                                              ============       ============       ============       ============
Net diluted earnings (loss) per share                         $       0.16       $       0.04       $       0.87       ($      0.14)
                                                              ============       ============       ============       ============
EBITDA (Operating earnings excluding certain
   non-cash and non-recurring costs)                          $  2,679,000       $  2,075,000       $  6,269,000       $  5,115,000
                                                              ============       ============       ============       ============

                              EVERLAST WORLDWIDE INC. & SUBSIDIARIES

                                    CONSOLIDATED BALANCE SHEETS

                                                                 September 30,       December 31,
                                                                      2006                2005
                                                                 ------------        ------------
ASSETS

Current assets:
  Cash and cash equivalents                                      $    261,000        $     58,000
  Accounts and licensing receivables - net                         11,566,000          11,117,000
  Inventories                                                       9,455,000           6,997,000
  Inventories of discontinued component                                  --               940,000
  Prepaid expenses and other current assets                         1,596,000           2,761,000
                                                                 ------------        ------------
     Total current assets                                          22,878,000          21,873,000

 Property and equipment, net                                        6,191,000           6,213,000
 Goodwill                                                           6,718,000           6,718,000
 Trademarks, net                                                   22,664,000          22,664,000
 Restricted cash                                                    1,096,000           1,059,000
 Other assets                                                       2,621,000           2,914,000
                                                                 ------------        ------------
                                                                 $ 62,168,000        $ 61,441,000
                                                                 ============        ============

LIABILITIES, REDEEMABLE PARTICIPATING PREFERRED STOCK AND STOCKHOLDERS' EQUITY

Current liabilities:
  Due to factor                                                     5,921,000          13,028,000
  Accounts payable                                                  7,465,000           3,159,000
  Current maturities of long term debt                              2,776,000           2,141,000
  Accrued expenses and other liabilities                            2,185,000           3,252,000
                                                                 ------------        ------------
     Total current liabilities                                     18,347,000          21,580,000

  License deposits payable                                            435,000             465,000
  Long term debt, net of current maturities                        23,450,000          26,531,000
                                                                 ------------        ------------
Total liabilities                                                  42,232,000          48,576,000
                                                                 ------------        ------------

Stockholders' equity:
Common stock, par value $.002; 19,000,000 shares
  authorized, 4,028,657 and  3,378,743 outstanding                     10,000               8,000
Class A common stock, par value $.01; 100,000 shares
  authorized; 0 and 100,000 shares issued and
  outstanding                                                            --                 1,000
Paid-in capital                                                    15,802,000          12,307,000
Retained earnings                                                   4,851,000           1,276,000
                                                                 ------------        ------------
                                                                   20,663,000          13,592,000
  Less treasury stock                                                (727,000)           (727,000)
                                                                 ------------        ------------
     Total stockholders' equity                                    19,936,000          12,865,000
                                                                 ------------        ------------
                                                                 $ 62,168,000        $ 61,441,000
                                                                 ============        ============

                                               EVERLAST WORLDWIDE INC. & SUBSIDIARIES

                           RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO EBITDA EXCLUDING CERTAIN
                                            NON-CASH CHARGES FROM CONTINUING OPERATIONS

                                                                               Three Months Ended              Nine Months Ended
                                                                                 September 30,                     September 30,
                                                                          ----------------------------------------------------------

                                                                             2006            2005            2006            2005
                                                                             ----            ----            ----            ----
                                                                          (Unaudited)     (Unaudited)     (Unaudited)     (Unaudited)

Income from continuing operations as reported GAAP
basis                                                                     $2,165,000      $1,677,000      $5,185,000)0    $3,497,000
                                                                          ----------      ----------      ----------      ----------

Adjustments:
Depreciation and amortization included in operating                          157,000         398,000         508,000       1,163,000
income
Restructuring and non-recurring costs                                           --              --                           273,000
Non-cash stock based compensation and non-cash costs in                      357,000            --           576,000         182,000
connection with warrant issuance
                                                                          ----------------------------------------------------------
Adjusted EBITDA (Earnings excluding certain costs
before interest, taxes, depreciation and amortization)                    $2,679,000      $2,075,000      $6,269,000      $5,115,000
                                                                          ==========      ==========      ==========      ==========

Note: To supplement its financial  statements  presented on a GAAP basis,  the Company uses non-GAAP  additional  measures of EBITDA adjusted to exclude  certain  non-cash costs in connection with stock based  compensation  and warrant  issuance costs.  The Company believes  that the use of these  additional  measures  is  appropriate  to enhance an overall  understanding  of its past  financial performance.  These  adjustments to the Company's  GAAP results are made with the intent of providing both  management and investors with a more  complete  understanding  of the  underlying  operational  results  and  trends  and its  marketplace  performance.  The presentation  of this  additional  information  is not meant to be  considered  in isolation or as a substitute  for net earnings or earnings per share prepared in accordance with generally accepted accounting principles in the United States.